Exhibit 99.1

IHEARTMEDIA, INC. REPORTS

RESULTS FOR 2015 SECOND QUARTER

• Revenues1 up 2%, excluding FX impact (reported revenues down 2%)

• OIBDAN1 up 3%, excluding FX impact (reported OIBDAN up 0.4%)

San Antonio, July 30, 2015 – iHeartMedia, Inc. (OTCBB: IHRT) today reported financial results for the second quarter ended June 30, 2015.

“We continue to differentiate ourselves in the marketplace with our unmatched portfolio of products, media platforms, content and personalities — all built on the power of broadcast radio and out of home — which give us the most powerful marketing vehicles available today,” Chairman and Chief Executive Officer Bob Pittman said. “We are building on the power of sound and social, the power of outdoor and the emerging power of digital to create even stronger marketing solutions for our partners, while providing the most live content and events to the industry’s most engaged audiences, wherever they are and on whatever device they want to use. We continue to find creative ways to use iHeartMedia’s cross-platform assets to redefine the future of consumer media and entertainment.”

“We’re pleased with the revenue and OIBDAN growth we achieved this quarter,” said Rich Bressler, President, Chief Operating Officer and Chief Financial Officer. “We continue to invest in our capabilities across both iHeartMedia and outdoor to realize the full value of our multi-platform assets. With no significant debt maturities until 2018, we can continue focusing on growing the top and bottom lines across our business segments.”

Key Financial Highlights

The Company’s key financial highlights for the second quarter 2015 include:

•	Consolidated revenues increased 2% to $1.7 billion, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, consolidated revenue decreased 2% to $1.6 billion.

•	iHeartMedia revenues increased $34 million, or 4%.

•	Americas outdoor revenues increased $2 million, or 1%, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues decreased 3 million, or 1%.

•	International outdoor revenues increased $9 million, or 2%, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues decreased $55 million, or 13%.

•	OIBDAN[1] increased 3%, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, OIBDAN[1] was flat.

Note: OIBDAN1 calculation excludes approximately $5.7 million of incremental lease expense from sale-leaseback transactions related to the sale of certain broadcast communications tower sites and two office buildings.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

iHeartMedia

•	Honored with “Best Media Vendor of the Year” award at the Festival of Media Global Awards 2015 in Rome, where iHeartMedia was recognized for its work with Diet Coke, Taylor Swift and Bank of America.

•	Surpassed 71 million iHeartRadio registered users, as of July 2015, growing 40% year-over-year. iHeartRadio’s total listening hours were up 23% over the second quarter of 2014, while downloads and upgrades increased to more than 677 million. Mobile was also higher, representing 60% of iHeartRadio’s total listening hours during the second quarter of 2015. Its social media footprint also continues to expand, reaching over 75 million users across its network.

•	Extended and expanded partnership with Ryan Seacrest, the nationally-known media and entertainment entrepreneur, radio personality, television host and producer. He will continue to be a key advisor to iHeartMedia and will provide input into all of the Company’s major events and initiatives as well as developing new ways to connect advertisers closely to consumers.

•	Signed a multi-year agreement to simulcast the iHeartRadio Music Awards live on Turner Broadcasting’s TBS, TNT and truTV networks.

•	Partnered with Unified to leverage the award-winning marketing technology company’s Social Operating Platform to aggregate and unlock the data sets generated by iHeartMedia’s radio, digital, mobile, live events and social media audiences to deliver unprecedented insights to marketing partners.

•	Partnered with Snapchat to give users access to exclusive music, pop culture and entertainment news content on the iHeartRadio Discover Channel.

•	Launched iHeartRadio as the first live streaming radio application available on AT&T’s U-verse TV.

•	Partnered with Virgin America to bring six new, branded music stations curated by iHeartRadio and Virgin Produced to the airline’s customers via its award-winning Red® in-flight entertainment system.

Outdoor

•	Installed 12 new digital billboards in North America for an end of quarter total of 1,205 across 38 markets and 261 new digital displays in international markets for an end of quarter total of over 5,000 displays.

•	Named Bob McCuin as Presidend of Sales, Americas Outdoor. Bob brings extensive experience leading media sales organizations, most recently as SVP, Sales at TownSquare Media. In addition to his strong recent experience, Bob was previously VP of Sales for iHeartMedia, Inc.’s New York radio cluster.

•	Showcased the combination of out-of-home and mobile advertising at Cannes Lions International Festival of Creativity, working with award winning creative agencies, media agencies, charities, digital production houses, brands and digital out-of-home specialists, to create and curate a program of interactive content to demonstrate the impact of digital out-of-home advertising.

•	Launched Clear Channel Airports’ ClearVision TV Network across all concourses at the Denver International Airport. The custom network – DEN-TV – showcases content from local partners to give the airport’s more than 53 million annual travelers an in-depth look at everything happening in Denver.

•	Streamed live the June 10th ceremony with Prince Harry to kick off the 100-day countdown to the 2015 Rugby World Cup though Twitter’s Periscope. The ceremony was shown on the iconic One Piccadilly screen of Storm, Clear Channel UK’s super premium brand.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Revenue[1]
iHM	$840,701	$806,337	4%	$1,538,502	$1,476,684	4%
Americas Outdoor	341,286	344,346	(1%)	637,149	634,956	0%
International Outdoor	381,533	436,859	(13%)	700,713	781,500	(10%)
Other	40,040	47,227	(15%)	75,502	88,722	(15%)
Eliminations	(3,701)	(4,615)		(7,443)	(9,160)

Consolidated revenue	$1,599,859	$1,630,154	(2%)	$2,944,423	$2,972,702	(1%)

Operating expenses[1,2]
iHM	$503,121	$477,740	5%	$978,157	$943,030	4%
Americas Outdoor	207,058	212,323	(2%)	408,929	412,056	(1%)
International Outdoor	297,806	341,092	(13%)	586,036	655,822	(11%)
Other	29,916	37,258	(20%)	63,086	74,374	(15%)
Eliminations	(3,701)	(4,615)		(7,443)	(9,160)

Consolidated operating expenses	$1,034,200	$1,063,798	(3%)	$2,028,765	$2,076,122	(2%)

OIBDAN[1]
iHM	$337,580	$328,597	3%	$560,345	$533,654	5%
Americas Outdoor	134,228	132,023	2%	228,220	222,900	2%
International Outdoor	83,727	95,767	(13%)	114,677	125,678	(9%)
Other	10,124	9,969	2%	12,416	14,348	(13%)
Corporate[1,3]	(76,738)	(79,415)		(150,315)	(149,084)

Consolidated OIBDAN	$488,921	$486,941	0%	$765,343	$747,496	2%

Revenues, Operating Expenses and OIBDAN by Segment Excluding Movements in Foreign Exchange1

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Revenue[1]
iHM	$840,701	$806,337	4%	$1,538,502	$1,476,684	4%
Americas Outdoor	346,489	344,346	1%	646,040	634,956	2%
International Outdoor	445,513	436,859	2%	814,755	781,500	4%
Other	40,040	47,227	(15%)	75,502	88,722	(15%)
Eliminations	(3,701)	(4,615)		(7,443)	(9,160)

Consolidated revenue	$1,669,042	$1,630,154	2%	$3,067,356	$2,972,702	3%

Operating expenses[1,2]
iHM	$503,121	$477,740	5%	$978,157	$943,030	4%
Americas Outdoor	211,472	212,323	(0%)	416,483	412,056	1%
International Outdoor	350,887	341,092	3%	684,486	655,822	4%
Other	29,916	37,258	(20%)	63,086	74,374	(15%)
Eliminations	(3,701)	(4,615)		(7,443)	(9,160)

Consolidated operating expenses	$1,091,695	$1,063,798	3%	$2,134,769	$2,076,122	3%

OIBDAN[1]
iHM	$337,580	$328,597	3%	$560,345	$533,654	5%
Americas Outdoor	135,017	132,023	2%	229,557	222,900	3%
International Outdoor	94,626	95,767	(1%)	130,269	125,678	4%
Other	10,124	9,969	2%	12,416	14,348	(13%)
Corporate[1,3]	(77,850)	(79,415)		(152,761)	(149,084)

Consolidated OIBDAN	$499,497	$486,941	3%	$779,826	$747,496	4%

Certain prior period amounts have been reclassified to conform to the 2015 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) expenses excluding lease expense arising from sale-leaseback transactions and other expenses to expenses; (iv) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (v) OIBDAN excluding effects of foreign exchange to OIBDAN; (vi) revenues excluding effects of political revenues to revenues; (vii) corporate expenses excluding non-cash compensation expenses and other expenses to corporate expenses; and (viii) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	The Company’s operating expenses include direct operating expenses and SG&A expenses and exclude lease expense arising from sale-leaseback transactions and amortization of deferred system implementation costs.
[3]	Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $30 million and $33 million for the three months ended June 30, 2015 and 2014, respectively and $59 million and $64 million for the six months ended June 30, 2015 and 2014, respectively.

Second Quarter 2015 Results

Consolidated

Consolidated revenues increased 2% to $1.7 billion during the second quarter 2015 compared to the second quarter 2014 after adjusting for a $69 million unfavorable impact from movements in foreign exchange rates. On a reported basis, consolidated revenue decreased 2%.

After adjusting for a $57 million impact of movements in foreign exchange rates, consolidated operating expenses2 increased $28 million, or 3%, in the second quarter. On a reported basis, consolidated operating expenses decreased $24 million or 2%.

After adjusting for the movements in foreign exchange rates, the Company’s OIBDAN1 was up 3% in the second quarter, compared to the same period in 2014. Included in the 2015 second quarter OIBDAN were $4 million of operating expenses and $3 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, compared to $13 million and $7 million of such expenses in the prior year, respectively. OIBDAN also includes legal expenses incurred in the second quarter 2015 of $9 million compared to $4 million of such expenses in the prior year. Excluded from OIBDAN calculation is approximately $5.7 million of incremental lease expense from sale-leaseback transactions related to the sale of certain broadcast communications tower sites and two office buildings. On a reported basis, OIBDAN was up 0.4% to $489 million for the quarter.

The Company’s consolidated net loss was $47 million in the second quarter of 2015 compared to a consolidated net loss of $172 million in the same period of 2014. The decrease in consolidated net loss was primarily due to higher operating income, partially as a result of a $99 million gain on the sale of radio towers and a $48 million loss on extinguishment of debt incurred in the second quarter of 2014, partially offset by higher lease expense and higher income tax expense.

iHeartMedia

iHeartMedia revenues increased $34 million, or 4%, during the second quarter 2015 as compared to the second quarter 2014 driven primarily by increases in our core local and national broadcast radio revenue, as well as our traffic and weather business. The remaining increase resulted from events, such as the iHeartRadio Country Festival and our syndication business driven by growth in our news/talk format, as well as higher barter and trade revenue compared to the second quarter of 2014. Partially offsetting these increases was a decrease in political advertising revenues.

Operating expenses increased $25 million, or 5%, during the second quarter 2015 as compared to the second quarter 2014 primarily due to higher event production costs and higher sales compensation expense, including commissions. These increases were partially offset by lower spending on revenue and efficiency initiatives.

OIBDAN increased $9 million, or 3%, to $338 million during the second quarter of 2015 as compared to the second quarter of 2014, and includes $2 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $8 million in the 2014 period.

Americas Outdoor

Americas outdoor revenues increased $2 million, or 1%, during the second quarter 2015 as compared to the second quarter 2014 after adjusting for a $5 million unfavorable impact from movements in foreign exchange rates. Growth was driven primarily by digital billboards revenue, as well as higher revenues from our Spectacolor business, partially offset by lower advertising revenues from our static bulletins and posters. On a reported basis, revenues decreased $3 million, or 1%.

Operating expenses decreased $1 million during the second quarter 2015 as compared to the second quarter 2014 after adjusting for a $4 million impact from movements in foreign exchange rates. On a reported basis, operating expenses decreased $5 million, or 2%.

OIBDAN increased $3 million, or 2%, to $135 million during the second quarter 2015 as compared to the second quarter 2014, after adjusting for a $1 million unfavorable impact from movements in foreign exchange rates. On a reported basis, OIBDAN was up $2 million, or 2%.

International Outdoor

International outdoor revenues increased $9 million, or 2%, during the second quarter 2015 as compared to the second quarter 2014 after adjusting for a $64 million unfavorable impact from movements in foreign exchange rates. The increase in revenue was driven primarily by growth in Europe and Australia. On a reported basis, revenues decreased $55 million, or 13%.

Operating expenses increased $10 million, or 3%, during the second quarter 2015 as compared to the second quarter 2014 after adjusting for a $53 million impact from movements in foreign exchange rates. Operating expenses increased primarily due to higher variable costs and compensation expense. On a reported basis, operating expenses decreased $43 million, or 13%.

OIBDAN decreased $1 million, or 1%, during the second quarter 2015 as compared to the second quarter 2014 after adjusting for an $11 million unfavorable impact from movements in foreign exchange rates. On a reported basis, OIBDAN was down $12 million, or 13%.

Liquidity and Financial Position

For the six months ended June 30, 2015, cash flow used in operating activities was $240 million, cash flow provided by investing activities totaled $236 million, cash flow used for financing activities was $62 million, and the effect of exchange rate changes on cash totaled $4 million. The net decrease in cash was $70 million.

Capital expenditures for the six months ended June 30, 2015 were approximately $125 million compared to $141 million in the six months ended 2014.

On December 11, 2014, the Parent announced that its subsidiary had entered into an agreement with Vertical Bridge Acquisitions, LLC for the sale of up to 411 of our broadcast communications tower sites. On April 3, 2015, the Company’s Parent and certain of the Company’s subsidiaries completed the first closing for the sale of 367 of the Company’s broadcast communications tower sites and related assets for $369.2 million. Simultaneous with the sale, the Company entered into lease agreements for the continued use of 360 of the towers sold. Upon completion of the transaction, the Company realized a net gain of $207.2 million, of which $108.2 million will be deferred and recognized over the lease term. On July 16, 2015, the Company’s Parent and certain of the Company’s subsidiaries completed the second closing for the sale of an additional nine of the Company’s broadcast communication tower sites and related assets for approximately $5.9 million. Simultaneous with the sale, the Company entered into lease agreements for the continued use of eight of the towers. The leases entered into as a part of these transactions are for a term of fifteen years and include three optional five-year renewal periods.

During the three months ended June 30, 2015, iHeartCommunications, Inc. (as subsidiary of iHeartMedia, Inc.) repaid $120 million that was borrowed under the Receivables Based Facility during the first quarter 2015.

The senior secured credit facilities require iHeartMedia to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) for the preceding four quarters. iHeartCommunications’ secured debt consists of the senior secured credit facilities, the receivables based credit facility, the priority guarantee notes and certain other secured subsidiary debt. As required by the definition of consolidated EBITDA in iHeartCommunications’ senior secured credit facilities, iHeartCommunications’ consolidated EBITDA for the preceding four quarters of $1.9 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income, net plus share-based compensation and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) to operating income and net cash provided by operating activities for the four quarters ended June 30, 2015:

(In millions) Note numbers may not sum due to rounding	Four Quarters Ended June 30, 2015
Consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities)	$1,926.1
Less adjustments to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities):
Costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(59.3)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in iHeartCommunications’ senior secured credit facilities)	(35.1)
Non-cash charges	(25.5)
Other items	(11.0)
Less: Depreciation and amortization, Impairment charges, Other operating income, net, and Share-based compensation expense	(594.7)

Operating income	1,200.5
Plus: Depreciation and amortization, Impairment charges, Gain (loss) on disposal of operating and fixed assets, and Share-based compensation expense	582.5
Less: Interest expense	(1,764.6)
Less: Current income tax expense	(52.7)
Less: Other expense, net	31.5
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	46.0
Change in assets and liabilities, net of assets acquired and liabilities assumed	8.5

Net cash provided by operating activities	$51.7

The maximum ratio permitted under this financial covenant was 8.75:1 for the four quarters ended June 30, 2015. At June 30, 2015, the ratio was 6.4:1.

Conference Call

iHeartMedia, Inc. along with its wholly owned subsidiary, iHeartCommunications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on July 30, 2015, at 8:30 a.m. Eastern Time. The conference call number is (866) 254-5937 (U.S. callers) and (651) 291-7662 (International callers) and the passcode for both is 364667. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of 30 days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 364667. An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of iHeartMedia, Inc. and Subsidiaries

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$1,599,859	$1,630,154	$2,944,423	$2,972,702
Operating expenses:
Direct operating expenses	615,265	644,870	1,193,784	1,242,558
Selling, general and administrative expenses	424,163	418,928	840,351	833,564
Corporate expenses	80,592	82,197	157,880	154,902
Depreciation and amortization	168,394	174,062	338,847	348,933
Impairment charges	—	4,902	—	4,902
Other operating income (expense), net	100,754	(1,628)	91,780	(1,463)

Operating income	412,199	303,567	505,341	386,380
Interest expense	452,957	440,605	894,728	871,719
Gain (loss) on marketable securities	—	—	579	—
Equity in loss of nonconsolidated affiliates	(690)	(16)	(359)	(13,343)
Gain (loss) on extinguishment of debt	—	(47,503)	(2,201)	(51,419)
Other income (expense), net	16,211	12,157	36,102	13,698

Loss before income taxes	(25,237)	(172,400)	(355,266)	(536,403)
Income tax benefit (expense)	(22,077)	621	(78,682)	(67,766)

Consolidated net loss	(47,314)	(171,779)	(433,948)	(604,169)
Less: Amount attributable to noncontrolling interest	7,152	14,852	5,484	6,651

Net loss attributable to the Company	$(54,466)	$(186,631)	$(439,432)	$(610,820)

For the three months ended June 30, 2015, foreign exchange rate movements decreased the Company’s revenues by $69 million and decreased direct operating expenses by $43 million and SG&A expenses by $15 million. For the six months ended June 30, 2015, foreign exchange rate movements decreased the Company’s revenues by $123 million and decreased direct operating expenses by $79 million and SG&A expenses by $27 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for June 30, 2015 and December 31, 2014:

(In millions)	June 30,	December 31,
	2015	2014
Cash	$387.4	$457.0
Total Current Assets	2,185.8	2,180.1
Net Property, Plant and Equipment	2,404.9	2,699.1
Total Assets	13,626.9	14,040.2

Current Liabilities (excluding current portion of long-term debt)	1,366.6	1,360.7
Long-term Debt (including current portion of long-term debt)	20,374.5	20,326.0
Shareholders’ Deficit	(10,240.8)	(9,665.2)

TABLE 3 - Total Debt

At June 30, 2015 and December 31, 2014, iHeartMedia, Inc. had total debt of:

(In millions)	June 30,	December 31,
	2015	2014
Senior Secured Credit Facilities	$6,300.0	$7,231.3
Priority Guarantee Notes	6,274.8	5,324.8
Subsidiary Revolving Credit Facility due 2018	—	—
Other Secured Subsidiary Debt	17.4	19.2

Total Secured Debt	12,592.2	12,575.3

Senior Notes due 2021	1,678.3	1,661.7
iHeartCommunications Legacy Notes	667.9	667.9
Senior Notes due 2018	730.0	730.0
Subsidiary Senior Notes due 2022	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes due 2020	2,200.0	2,200.0
Other Subsidiary Debt	0.3	1.0
Purchase accounting adjustments and original issue discount	(219.2)	(234.9)

Total long-term debt (including current portion of long-term debt)	$20,374.5	$20,326.0

The current portion of long-term debt was $3 million and $4 million as of June 30, 2015 and December 31, 2014, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended June 30, 2015 and 2014. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses, lease expense arising from sale-leaseback transactions and amortization of deferred system implementation costs as well as the following line items presented in its Statement of Comprehensive Loss: Income tax benefit; Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, equity compensation structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net loss, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to show the 2015 actual foreign revenues, expenses and OIBDAN at average 2014 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding lease expense arising from sale-leaseback transactions and other expenses to Expenses; (iv) Expenses excluding the effects of foreign exchange to expenses; (v) OIBDAN excluding the effects of foreign exchange to OIBDAN; (vi) Revenues excluding effects of political revenue to revenues; (vii) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (viii) OIBDAN to net loss.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expense, net	Impairment charges	Sale- leaseback expense	Other adjustments	OIBDAN
Three Months Ended June 30, 2015
iHM	$272,781	$—	$59,571	$—	$—	$5,077	$151	$337,580
Americas Outdoor	83,115	—	51,113	—	—	—	—	134,228
International Outdoor	42,771	—	40,956	—	—	—	—	83,727
Other	2,513	—	7,611	—	—	—	—	10,124
Corporate	(89,735)	2,403	9,143	—	—	604	847	(76,738)

Other operating income, net	100,754	—	—	(100,754)	—	—	—	—

Consolidated	$412,199	$2,403	$168,394	$(100,754)	$—	$5,681	$998	$488,921

Three Months Ended June 30, 2014
iHM	$269,367	$—	$59,230	$—	$—	$—	$—	$328,597
Americas Outdoor	82,175	—	49,848	—	—	—	—	132,023
International Outdoor	47,878	—	47,889	—	—	—	—	95,767
Other	1,314	—	8,655	—	—	—	—	9,969
Impairment Charges	(4,902)	—	—	—	4,902	—	—	—
Corporate	(90,637)	2,782	8,440	—	—	—	—	(79,415)

Other operating expense, net	(1,628)	—	—	1,628	—	—	—	—

Consolidated	$303,567	$2,782	$174,062	$1,628	$4,902	$—	$—	$486,941

Six Months Ended June 30, 2015
iHM	$434,662	$—	$120,313	$—	$—	$5,077	$293	$560,345
Americas Outdoor	126,767	—	101,453	—	—	—	—	228,220
International Outdoor	31,280	—	83,397	—	—	—	—	114,677
Other	(2,861)	—	15,277	—	—	—	—	12,416
Corporate	(176,287)	4,927	18,407	—	—	1,036	1,602	(150,315)

Other operating income, net	91,780	—	—	(91,780)	—	—	—	—

Consolidated	$505,341	$4,927	$338,847	$(91,780)	$—	$6,113	$1,895	$765,343

Six Months Ended June 30, 2014
iHM	$414,099	$—	$119,555	$—	$—	$—	$—	$533,654
Americas Outdoor	123,341	—	99,559	—	—	—	—	222,900
International Outdoor	29,458	—	96,220	—	—	—	—	125,678
Other	(3,026)	—	17,374	—	—	—	—	14,348
Impairment Charges	(4,902)	—	—	—	4,902	—	—	—
Corporate	(171,127)	5,818	16,225	—	—	—	—	(149,084)

Other operating expense, net	(1,463)	—	—	1,463	—	—	—	—

Consolidated	$386,380	$5,818	$348,933	$1,463	$4,902	$—	$—	$747,496

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Consolidated revenue	$1,599,859	$1,630,154	-2%	$2,944,423	$2,972,702	(1%)

Excluding: Foreign exchange decrease	69,183	—		122,933	—

Revenue excluding effects of foreign exchange	$1,669,042	$1,630,154	2%	$3,067,356	$2,972,702	3%

Americas Outdoor revenue	$341,286	$344,346	(1%)	$637,149	$634,956	0%

Excluding: Foreign exchange decrease	5,203	—		8,891	—

Americas Outdoor revenue excluding effects of foreign exchange	$346,489	$344,346	1%	$646,040	$634,956	2%

International Outdoor revenue	$381,533	$436,859	(13%)	$700,713	$781,500	(10%)

Excluding: Foreign exchange decrease	63,980	—		114,042	—

International Outdoor revenue excluding effects of foreign exchange	$445,513	$436,859	2%	$814,755	$781,500	4%

Reconciliation of Expenses excluding Lease expense arising from Sale-leaseback transactions and Other expenses to Expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Consolidated expense	$1,039,428	$1,063,798	(2%)	$2,034,135	$2,076,122	(2%)
Excluding: Lease expense arising from sale-leaseback transactions	(5,077)	—		(5,077)	—
Excluding: Amortization of deferred system implementation costs	(151)	—		(293)	—

Expenses excluding lease expense arising from sale-leaseback transactions and other expenses to Expenses	$1,034,200	$1,063,798	(3%)	$2,028,765	$2,076,122	(2%)

iHM expense	$508,349	$477,740	6%	$983,527	$943,030	4%
Excluding: Lease expense arising from sale-leaseback transactions	(5,077)	—		(5,077)	—
Excluding: Amortization of deferred system implementation costs	(151)	—		(293)	—

iHM Expenses excluding lease expense arising from sale-leaseback transactions and other expenses to Expenses	$503,121	$477,740	5%	$978,157	$943,030	4%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Consolidated expense	$1,039,428	$1,063,798	(2%)	$2,034,135	$2,076,122	(2%)
Excluding: Lease expense arising from sale-leaseback transactions	(5,077)	—		(5,077)	—
Excluding: Amortization of deferred system implementation costs	(151)	—		(293)	—

Excluding: Foreign exchange decrease	57,495	—		106,004	—

Consolidated expense excluding effects of foreign exchange	$1,091,695	$1,063,798	3%	$2,134,769	$2,076,122	3%

Americas Outdoor expense	$207,058	$212,323	(2%)	$408,929	$412,056	(1%)

Excluding: Foreign exchange decrease	4,414	—		7,554	—

Americas Outdoor expense excluding effects of foreign exchange	$211,472	$212,323	(0%)	$416,483	$412,056	1%

International Outdoor expense	$297,806	$341,092	(13%)	$586,036	$655,822	(11%)

Excluding: Foreign exchange decrease	53,081	—		98,450	—

International Outdoor expense excluding effects of foreign exchange	$350,887	$341,092	3%	$684,486	$655,822	4%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Consolidated OIBDAN	$488,921	$486,941	0%	$765,343	$747,496	2%

Excluding: Foreign exchange decrease	10,576	—		14,483	—

OIBDAN excluding effects of foreign exchange	$499,497	$486,941	3%	$779,826	$747,496	4%

Americas Outdoor OIBDAN	$134,228	$132,023	2%	$228,220	$222,900	2%

Excluding: Foreign exchange decrease	789	—		1,337	—

Americas Outdoor OIBDAN excluding effects of foreign exchange	$135,017	$132,023	2%	$229,557	$222,900	3%

International Outdoor OIBDAN	$83,727	$95,767	(13%)	$114,677	$125,678	(9%)

Excluding: Foreign exchange decrease	10,899	—		15,592	—

International Outdoor OIBDAN excluding effects of foreign exchange	$94,626	$95,767	(1%)	$130,269	$125,678	4%

Corporate OIBDAN	$(76,738)	$(79,415)	(3%)	$(150,315)	$(149,084)	1%

Excluding: Foreign exchange decrease	(1,112)	—		(2,446)	—

Corporate OIBDAN excluding effects of foreign exchange	$(77,850)	$(79,415)	(2%)	$(152,761)	$(149,084)	2%

Reconciliation of Revenues excluding Effects of Political Revenue to Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Consolidated revenue	$1,599,859	$1,630,154	(2%)	$2,944,423	$2,972,702	(1%)
Excluding: Political revenue	(6,909)	(15,444)		(10,729)	(22,677)

Consolidated revenue excluding effects of political revenue	$1,592,950	$1,614,710	(1%)	$2,933,694	$2,950,025	(1%)

iHM revenue	$840,701	$806,337	4%	$1,538,502	$1,476,684	4%
Excluding: Political revenue	(5,044)	(10,394)		(7,619)	(15,064)

iHM revenue excluding effects of political revenue	$835,657	$795,943	5%	$1,530,883	$1,461,620	5%

Americas Outdoor revenue	$341,286	$344,346	(1%)	$637,149	$634,956	0%
Excluding: Political revenue	(743)	(1,012)		(1,588)	(1,774)

Americas Outdoor revenue excluding effects of political revenue	$340,543	$343,334	(1%)	$635,561	$633,182	0%

Other revenue	$40,040	$47,227	(15%)	$75,502	$88,722	(15%)
Excluding: Political revenue	(1,122)	(4,038)		(1,522)	(5,839)

Revenue excluding effects of political revenue	$38,918	$43,189	(10%)	$73,980	$82,883	(11%)

Reconciliation of Corporate Expenses excluding Non-cash compensation and Other expenses to Corporate Expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
Corporate Expense	$80,592	$82,197	(2%)	$157,880	$154,902	2%
Less: Non-cash compensation expense	(2,403)	(2,782)		(4,927)	(5,818)
Less: Amortization of system implementation costs	(847)	—		(1,602)	—
Less: Lease expense arising from sale-leaseback transactions	(604)	—		(1,036)	—

	$76,738	$79,415	(3%)	$150,315	$149,084	1%

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2015	2014		2015	2014
OIBDAN	$488,921	$486,941	0%	$765,343	$747,496	2%
Non-cash compensation expense	2,403	2,782		4,927	5,818
Depreciation and amortization	168,394	174,062		338,847	348,933
Impairment charges	—	4,902		—	4,902
Amortization of deferred system implementation costs	998	—		1,895	—
Lease expense arising from sale-leaseback transactions	5,681	—		6,113	—
Other operating income, net	100,754	(1,628)		91,780	(1,463)

Operating income	412,199	303,567		505,341	386,380
Interest expense	452,957	440,605		894,728	871,719
Gain (loss) on marketable securities	—	—		579	—
Equity in earnings of nonconsolidated affiliates	(690)	(16)		(359)	(13,343)
Gain (loss) of extinguishment of debt	—	(47,503)		(2,201)	(51,419)
Other income (expense), net	16,211	12,157		36,102	13,698

Loss before income taxes	(25,237)	(172,400)		(355,266)	(536,403)
Income tax benefit (expense)	(22,077)	621		(78,682)	(67,766)

Consolidated net loss	(47,314)	(171,779)		(433,948)	(604,169)
Less: Amount attributable to noncontrolling interest	7,152	14,852		5,484	6,651

Net loss attributable to the Company	$(54,466)	$(186,631)		$(439,432)	$(610,820)

About iHeartMedia, Inc.

iHeartMedia, Inc. (OTCBB: IHRT) is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out-of-home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers. Its iHeartMedia division has the largest reach of any radio or television outlet in America, serving 150 cities through 857 owned radio stations in addition to its iHeartRadio digital platform. Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out-of-home advertising companies, with more than 640,000 displays in over 40 countries across five continents, including 45 of the 50 largest markets in the United States. More information is available at www.iheartmedia.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Effie Epstein

Vice President – Planning and Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries, including iHeartMedia Capital I, LLC, iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations and other liquidity-generating transactions to make payments on its indebtedness; weak or uncertain global economic conditions; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; and risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s, Clear Channel Outdoor Holdings, Inc.’s, iHeartMedia Capital I, LLC’s and iHeartCommunications, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.